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                            DRINKER BIDDLE & REATH
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                            Philadelphia, PA  19107


                               December 7, 1995

The Galaxy Fund
440 Lincoln Street
Worcester, MA  01605-1959

           Re:  Amended Rule 24f-2 Notice for The Galaxy Fund
                (Registration No. 33-4806)
                ---------------------------------------------

Gentlemen:

         We have acted as counsel for The Galaxy Fund, a Massachusetts business trust (the "Trust") in connection with the registration of 3,042,992,079 of its Class A Shares and Class A - Special Series 1 Shares, 2,574,655,472 of its Class B Shares and Class B - Special Series 1 Shares, 7,247,587 of its Class C Shares and Class C - Special Series 1 Shares, 3,819,565 of its Class D Shares and Class D - Special Series 1 Shares, 488,998,948 of its Class E Shares and Class E - Special Series 1 Shares, 1,285,453,818 of its Class F Shares and Class F - Special Series 1 Shares, 3,595,669 of its Class G - Series 1 Shares and Class G - Series 2 Shares, 7,418,011 of its Class H - Series 1 Shares and Class H - Series 2 Shares, 2,503,097 of its Class I - Series 1 Shares and
Class I - Series 2 Shares, 5,058,878 of its Class J - Series 1 Shares and
Class J - Series 2 Shares, 18,156,256 of its Class K - Series 1 Shares and Class K - Series 2 Shares, 2,100,200 of its Class L - Series 1 Shares and
Class L - Series 2 Shares, 1,583,019 of its Class M - Series 1 Shares and
Class M - Series 2 Shares, 3,536,079 of its Class N - Series 1 Shares and
Class N - Series 2 Shares, 1,501,555 of its Class O - Series 1 Shares and
Class O - Series 2 Shares, 420,481 of its Class P - Series 1 Shares and
Class P - Series 2 Shares, 760,797 of its Class Q Series 1 Shares and
Class Q - Series 2 Shares, 1,067,824 of its Class R - Series 2 Shares, 1,686,157,896 of its Class S Shares and 4,152,106 of its Class T - Series 1 Shares (collectively, the "Shares") under the Securities Act of 1933, as amended. During the Trust's fiscal year ended October 31, 1995, all of the forgoing Shares were registered pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. The Trust is authorized to issue an unlimited number of shares of each class, with a par value of $.001. We have reviewed the Trust's Declaration of Trust as amended, its Code of Regulations,
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                            DRINKER BIDDLE & REATH

The Galaxy Fund
December 7, 1995
Page Two

resolutions adopted by its Board of Trustees and shareholders, and such other legal and factual matters as we have considered necessary. We have relied on an opinion of Ropes & Gray, special Massachusetts counsel to the Trust, insofar as our opinion below related to matters arising under the laws of the Commonwealth of Massachusetts.

     On the basis of and subject to the foregoing, we are of the opinion that the forgoing Shares registered pursuant to Rule 24f-2 were, when issued for payment as described in the Trust's prospectuses for such respective classes of Shares, legally issued, fully paid, and non-assessable by the Trust.

     Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or any class of shares of beneficial interest of the Trust. The Declaration of Trust provides for indemnification out of the assets of the particular class of shares for all loss and expense of any shareholder of that class held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which that class of shares itself would be unable to meet its obligations.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Trust's Rule 24f-2 Notice.


                                               Very truly yours,

                                               /s/ DRINKER BIDDLE & REATH

                                               DRINKER BIDDLE & REATH